SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K/A-1

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 23, 1997


                             MEDICAL DYNAMICS, INC.
              --------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                              84-0631765
          --------                                              ----------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                            Identification Number)


         99 Inverness Drive East
           Englewood, Colorado                          80112
           -------------------                          -----
(Address of principal executive offices)              (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                  former name or former address, if applicable

Item 2: Acquisition or Disposition of Assets

     On October 23, 1997, effective as of October 1, 1997, Medical Dynamics, Inc. ("MEDY") acquired all of the outstanding capital stock of Computer Age Dentist, Inc. ("CADI"), a California corporation, which is based in Los Angeles, California and is engaged in the business of development and sales of dental practice management software and related electronic services.

     The acquisition was accomplished pursuant to a reverse triangular merger by which MEDY paid to the two former shareholders of CADI: 1,295,520 shares of its restricted common stock, promissory notes aggregating $300,000, and $254,697 in cash. In addition, MEDY assumed certain existing obligations of CADI to a former shareholder and satisfied such obligations by paying the former shareholder 304,480 shares of restricted MEDY common stock, $45,303 in cash, and a $100,000 promissory note. The promissory notes are due, in full, no later than October 23, 1998. MEDY used its working capital to pay the cash portion of the acquisition price. There was no prior relationship between MEDY and either CADI or its shareholders. As a result of the acquisition, the two former CADI shareholders, Daniel L. Richmond and Chae U. Kim, were named to the MEDY Board of Directors. MEDY's president and Chief Executive Officer, Van Horsley, became a director and vice president of CADI. MEDY agreed to use its best efforts to register for resale 240,000 shares of the stock issued in the transaction at some time during the first year following the completion of the transaction. MEDY has not yet commenced this registration.

     In acquiring CADI, MEDY also acquired cash, trade receivables, inventories, and personal property and equipment owned by CADI. CADI employs approximately 40 people, including its two principals, Daniel L. Richmond and Chae U. Kim. In the opinion of MEDY's management, the fundamental source of value obtained was CADI's software technology which includes source code, development costs, and the potential for future sales of the dental practice management software, as well as CADI's current technical support contracts with its customers. CADI has a base of more than 2,200 customer installations throughout the United States, serving in excess of 3,500 dental professionals.

     Daniel L. Richmond, one of the two principals of CADI and Chief Executive Officer of CADI since its inception in June 1987, holds a Bachelor of Science degree in mathematics and computer science from the University of California at Los Angeles. Chae U. Kim, the other principal of CADI, has been president of CADI since its inception in June 1987 and holds a Bachelor of Science degree in biology from the University of California at Los Angeles. Messrs. Richmond and Kim also continued as employees of CADI under five year employment contracts. As partial consideration for their continuing employment, they each accepted options to acquire a total of 600,000 shares of MEDY common stock. These options vest on the occurrence of certain revenue and profit goals. If not vested earlier, the options will all vest on March 31, 2004, and they expire unless exercised by September 30, 2004.

Item 5.  Other Events.

     On October 31, 1997, MEDY sold a convertible debenture in the amount of $1,100,000 to Tail Wind Fund, Ltd. pursuant to Regulation D. The following provides the information required by Item 701 of Regulation S-B.

     (A) The title of the securities sold is: 8% convertible debenture, convertible into shares of MEDY common stock at the rate equal to the Market Price (as defined in the debenture) but not greater than $3.45 per share. Interest on the principal amount is payable quarterly, and the principal amount of the debenture is payable in full on October 31, 2000. MEDY is entitled to make payment of interest in shares of its common stock valued at the Market Price (as defined).

     (B) Rochon Capital Ltd., San Rafael, California, acted as placement agent for the transaction.

     (C) The total offering price was $1,100,000. A commission of 8.75% was paid to the placement agent, and legal fees and expenses of $17,500 were reimbursed to the placement agent and the purchaser.

     (D) The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.

     (E) The debenture is convertible into shares of MEDY common stock as described in paragraph (A), above. In addition, MEDY issued a five-year warrant to the purchaser to acquire 84,615 shares of MEDY common stock, exercisable at 120% of Market Price (as defined) at the time of the Closing of the private placement, but not greater than $3.375. One-third of the principal amount of the debenture is convertible from and after January 29, 1998, an additional one-third from and after February 28, 1998; and the entire debenture from and after March 30, 1998.

     (F) MEDY undertook to file a registration on Form S-3 and (subject to certain conditions) obtain its effectiveness within 90 days of the completion of the transaction. The registration statement will allow resale of the MEDY shares only after conversion, if the investor actually elects to convert. If the registration statement is not effective as required under the Registration Rights Agreement, MEDY will be obligated to pay liquidated damages to the investor equal to 2% of the aggregate principal amount of the debenture for each month during which the Registration Statement is not effective.

Item 7.  Financial Statements and Exhibits

     (A)  Financial  statements  of Computer Age  Dentist,  Inc.
          Independent Auditors' Report
          Balance sheets - June 30, 1997 and September 30, 1996
          Statements of Income - For the nine months ended June 30, 1997 and for the year ended September 30, 1996
          Statement of Stockholder's Deficit for the period from October 1, 1995 through June 30, 1997
          Statement of Cash Flows - for the nine months ended June 30, 1997 and the year ended September 30, 1996
          Notes to Financial Statements

     (B)  Pro Forma financial statements of Medical Dynamics,  Inc.
          Pro Forma Combined Financial Information
          Pro Forma Combined Balance sheet - June 30, 1997 (unaudited)
          Pro Forma Statement of Operations - nine months ended June 30, 1997
           (unaudited)
          Pro Forma Combined Statement of Operations - year ended September 30,
           1996 (unaudited)
          Notes to Pro Forma Combined Financial Statements


     (C)  Exhibits (incorporated by reference from original filing)

          1. Agreement and Plan of Merger by and between Medical Dynamics, Inc., CADI Acquisition Corp., and Computer Age Dentist, Inc., dated as of October 1, 1997.

          2. Form of Registration Rights Agreement between Medical Dynamics, Inc., Daniel L. Richmond, Chae U. Kim and James DeVico, Jr.

          3. Purchase Agreement between Medical Dynamics, Inc and The Tail Wind Fund, Ltd.

          4.   Form of Convertible Debenture

          5. Registration Rights Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.

          6.   Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd.

                           Computer Age Dentist, Inc.

                              Financial Statements
                      June 30, 1997 and September 30, 1996

                          INDEX TO FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----

Independent Auditor's Report..................................................2

Balance Sheets - June 30, 1997 and September 30, 1996.........................3

Statements of Income - For the Nine Months Ended June 30, 1997
    and for the Year Ended September 30, 1996 ................................4

Statement of Stockholders' Deficit - For the Period from
    October 1, 1995 through June 30, 1997.....................................5

Statements of Cash Flows - For the Nine Months Ended
    June 30, 1997 and the Year Ended September 30, 1996.......................6

Notes to Financial Statements.................................................7

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Computer Age Dentist, Inc.
Santa Monica, California



We have audited the accompanying balance sheets of Computer Age Dentist, Inc. as of June 30, 1997 and September 30, 1996, and the related statements of income, changes in stockholders' deficit and cash flows for the nine months ended June 30, 1997 and the year ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computer Age Dentist, Inc. as of June 30, 1997 and September 30, 1996, and the results of its operations and its cash flows for the nine months ended June 30, 1997 and the year ended September 30, 1996, in conformity with generally accepted accounting principles.


/s/  Hein & Associates LLP
---------------------------
HEIN + ASSOCIATES LLP

Denver, Colorado
October 13, 1997

                           COMPUTER AGE DENTIST, INC.

                                 BALANCE SHEETS



                                                         JUNE 30,  SEPTEMBER 30,
                                                          1997          1996
                                                       ---------      ---------

                                     ASSETS
                                     ------

CURRENT ASSETS:
    Cash and cash equivalents                          $  51,100      $  68,300
    Receivables:
         Trade, less allowance for doubtful
            accounts of $75,100 and $36,800              227,900        178,800
         Other                                            31,200         30,900
    Inventory                                             20,600         15,500
                                                       ---------      ---------
             Total current assets                        330,800        293,500
                                                       ---------      ---------

PROPERTY AND EQUIPMENT:
    Computer equipment                                    80,500         61,500
    Office furniture and equipment                        67,800         65,800
                                                       ---------      ---------
                                                         148,300        127,300
    Less accumulated depreciation                       (113,200)      (102,300)
                                                       ---------      ---------
             Property and equipment, net                  35,100         25,000
                                                       ---------      ---------

SOFTWARE DEVELOPMENT COSTS, net of
    accumulated amortization
    of $86,500 and $52,900                               165,600        117,400

OTHER ASSETS                                             229,600        292,400
                                                       ---------      ---------

TOTAL ASSETS                                           $ 761,100      $ 728,300
                                                       =========      =========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES:
    Current portion of notes payable                   $  64,000      $  56,100
    Accounts payable                                      89,200         43,200
    Accrued income taxes                                 109,000        160,000
    Accrued liabilities and other                         80,900         38,300
    Unearned revenue                                     395,600        338,300
                                                       ---------      ---------
             Total current liabilities                   738,700        635,900
                                                       ---------      ---------

NOTES PAYABLE                                            104,000        168,000

COMMITMENTS (Note 3)

STOCKHOLDERS' DEFICIT:
    Common stock, no par value; 100,000
         shares authorized; 30,000
         shares issued and outstanding                    20,400         20,400
    Accumulated deficit                                 (102,000)       (96,000)
                                                       ---------      ---------
             Total stockholders' deficit                 (81,600)       (75,600)
                                                       ---------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT            $ 761,100      $ 728,300
                                                       =========      =========





              See accompanying notes to these financial statements.

                           COMPUTER AGE DENTIST, INC.

                              STATEMENTS OF INCOME



                                                  FOR THE NINE     FOR THE YEAR
                                                  MONTHS ENDED        ENDED
                                                    JUNE 30,       SEPTEMBER 30,
                                                      1997             1996
                                                   -----------      -----------

NET REVENUES:
    Software and related services                  $ 1,983,200      $ 2,332,000
    Hardware                                           152,500          405,300
                                                   -----------      -----------
             Total revenues                          2,135,700        2,737,300

COST OF SALES                                          782,900          948,400
                                                   -----------      -----------

GROSS PROFIT                                         1,352,800        1,788,900

OPERATING EXPENSES:
    Selling, general and administrative              1,196,400        1,384,700
    Depreciation and amortization                       70,900           29,400
                                                   -----------      -----------
             Total operating expenses                1,267,300        1,414,100
                                                   -----------      -----------

OPERATING INCOME                                        85,500          374,800

INTEREST EXPENSE                                        (6,800)         (21,200)
                                                   -----------      -----------

INCOME BEFORE INCOME TAXES                              78,700          353,600

PROVISION FOR INCOME TAXES                             (29,000)        (143,000)
                                                   -----------      -----------

NET INCOME                                         $    49,700      $   210,600
                                                   ===========      ===========






              See accompanying notes to these financial statements.




                                          COMPUTER AGE DENTIST, INC.

                                      STATEMENT OF STOCKHOLDERS' DEFICIT
                          FOR THE PERIOD FROM OCTOBER 1, 1995 THROUGH JUNE 30, 1997



                                                                                                       TOTAL
                                                    COMMON STOCK                ACCUMULATED         STOCKHOLDERS'
                                             SHARES             AMOUNT            DEFICIT             DEFICIT
                                           ---------          ---------          ---------           ---------

BALANCES, October 1, 1995                     30,000          $  20,400          $(293,300)          $(272,900)


      Distributions to stockholders             --                 --              (13,300)            (13,300)
      Net income                                --                 --              210,600             210,600
                                           ---------          ---------          ---------           ---------

BALANCES, September 30, 1996                  30,000             20,400            (96,000)            (75,600)

      Distributions to stockholders             --                 --              (55,700)            (55,700)

      Net income                                --                 --               49,700              49,700
                                           ---------          ---------          ---------           ---------

BALANCES, June 30, 1997                       30,000          $  20,400          $(102,000)          $ (81,600)
                                           =========          =========          =========           =========








                            See accompanying notes to these financial statements.

                                                     -5-




                                    COMPUTER AGE DENTIST, INC.

                                     STATEMENTS OF CASH FLOWS



                                                                FOR THE NINE          FOR THE YEAR
                                                                MONTHS ENDED              ENDED
                                                                   JUNE 30,            SEPTEMBER 30,
                                                                    1997                   1996
                                                                -----------            -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                   $  49,700              $ 210,600
    Adjustments to reconcile net income to net cash from
         operating activities:
             Bad debts                                              38,400                 44,300
             Depreciation and amortization                         104,500                 63,700
             Changes in operating assets and liabilities:
                 Receivables                                       (87,800)              (127,800)
                 Inventories                                        (5,100)                  (100)
                 Other assets                                        2,800                  3,200
                 Accounts payable                                   46,000               (147,700)
                 Accrued income taxes                              (51,000)               160,000
                 Accrued liabilities                                42,600                (43,800)
                 Unearned revenue                                   57,300                 54,600
                                                                 ---------              ---------
         Net cash provided by operating activities                 197,400                217,000

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                           (21,000)               (11,200)
    Capitalized software development costs                         (81,800)               (51,300)
                                                                 ---------              ---------
         Net cash used in investing activities                    (102,800)               (62,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on notes payable                                      (56,100)               (72,900)
    Stockholder distributions                                      (55,700)               (13,300)
                                                                 ---------              ---------
         Net cash used in financing activities                    (111,800)               (86,200)

 NET INCREASE (DECREASE) IN CASH                                   (17,200)                68,300
                                                                 ---------              ---------

CASH AND CASH EQUIVALENTS, at beginning of period                   68,300                   --
                                                                 ---------              ---------

CASH AND CASH EQUIVALENTS, at end of period                      $  51,100              $  68,300
                                                                 =========              =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                       $   6,800              $  28,600
                                                                 =========              =========

    Cash paid for income taxes                                   $  80,000              $   1,000
                                                                 =========              =========



                      See accompanying notes to these financial statements.

                                               -6-

                           COMPUTER AGE DENTIST, INC.

                          NOTES TO FINANCIAL STATEMENTS



1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
-----------------------------------------------------------------------

Nature of Business Operations - Computer Age Dentist, Inc. (the "Company") is engaged primarily in the design, sale, and support of practice management software for dental practices. The Company markets its product throughout the United States through many resellers and sales representatives. After the initial sale of the software product, the Company often provides additional employee training and technical support to the dental practices. These services are often contracted for usually one year. After the initial service period is completed, the Company markets its software upgrade and support package to its existing clientele.

The Company operates in one industry segment: sales of practice management software for dental practices, and related support services. The end users of the Company's products are dental practices located throughout the United States. The Company's trade accounts receivable at June 30, 1997 and September 30, 1996, are due primarily from dental practices.

Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Non-Cash Investing and Financing Activities - During the year ended September 30, 1996, the Company issued a note payable totaling $150,000 to a former stockholder as consideration for him signing a non-compete agreement. Also, during the year ended September 30, 1996, the Company purchased the assets of another company for total consideration totaling $150,000, consisting of a note payable for $97,000, elimination of a $112,000 receivable from the purchased company, and elimination of accrued commissions of $59,000 payable to the acquired company.

Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market, and consist primarily of computer hardware held for resale.

Property and Equipment - Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:


                                                    Years
                                                    -----

     Computer equipment                               5
     Office furniture and equipment                   7


The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in current operations.

                           COMPUTER AGE DENTIST, INC.

                          NOTES TO FINANCIAL STATEMENTS



Software Development Costs - The Company capitalizes costs of producing software to be sold, leased, or otherwise marketed, incurred subsequent to establishing technological feasibility in accordance with Financial Accounting Standards Statement No. 86.

Amortization of capitalized software development costs is computed on a product-by-product basis. The annual amortization is the greater of the amount computed using the ratio of current gross revenue for a product to the total of current and anticipated future gross revenue for that product or the straight-line method, not to exceed 4 years. In addition, management periodically compares the unamortized capitalized costs for each product to the net realizable value of that product. The amount by which the unamortized capitalized costs exceed the net realizable value is charged to operations.

The total amount charged to expense in the statements of operations for amortization of capitalized software costs was $33,600 and $36,300 for the nine months ended June 30, 1997 and the year ended September 30, 1996, respectively, and is included in cost of sales.

Costs incurred in researching, designing and planning for the development of new software are classified as research and development expenses and are charged to operations as incurred. Such amounts have been immaterial for the periods presented.

Other Assets - In April 1996, the Company acquired all of the assets of another entity, and recorded goodwill of $150,000 for the excess of the purchase price over the net assets of the acquired entity. Goodwill is being amortized on a straight-line basis over its estimated life of three years.

In September 1996, the Company paid a stockholder $150,000 as consideration for signing a non-compete agreement. This non-compete agreement is being amortized using the straight-line method over the term of the agreement (which is estimated to be equal to the useful life) of three years. As part of this agreement, this stockholder also agreed to sell all of his common stock in the Company to the two other stockholders.

Following is a summary of other assets at June 30, 1997 and September 30, 1996:


                                                    June 30,      September 30,
                                                      1997            1996
                                                    --------        ---------
     Goodwill                                       $150,000        $150,000
     Less accumulated amortization                   (35,000)        (12,500)
     Non-compete covenant                            150,000         150,000
     Less accumulated amortization                   (45,800)         (8,300)
     Other                                            10,400          13,200
                                                    --------        --------
                                                    $229,600        $292,400
                                                    ========        ========

                           COMPUTER AGE DENTIST, INC.

                          NOTES TO FINANCIAL STATEMENTS



Revenue Recognition - Revenue from the sale of the Company's proprietary software is recognized when the software is delivered and the Company has substantially performed all material obligations relating to the sale agreement and collectibility is deemed probable by management. Revenue from software services is recognized ratably over its contractual period or as the services are performed.

Unearned Revenue - Unearned revenue primarily represents payments received on deferred maintenance contracts that has not been earned. The amounts are amortized into revenue on a monthly basis using the straight-line method over the life of the contract.

Costs for maintenance and customer support are charged to expense when the related revenue is recognized or when those costs are incurred, whichever occurs first.

Use of Estimates - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The actual results could differ from those estimates.

The Company's financial statements are based on a number of estimates, including the realizability of software development costs and other long-lived assets, and realizability of deferred tax assets. It is reasonably possible that these estimates will change in the forthcoming year and such revisions could be material.

Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates.

Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of property and equipment or other long-lived assets may be impaired, an evaluation of recoverability of net carrying costs will be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset will be compared to the asset's carrying amount to determine if a write-down to estimated fair value is required.

Research and Development - Research and development costs are charged to operations in the period incurred.

                           COMPUTER AGE DENTIST, INC.

                          NOTES TO FINANCIAL STATEMENTS



2. NOTES PAYABLE:

                                                        June 30,   September 30,
                                                          1997         1996
                                                        --------     ---------

Note payable, due in monthly installments
of $2,333 plus interest at 8.25%, due August
2001, collateralized by key-man life insurance
policies and personally guaranteed by the two
stockholders of the Company                             $116,600      $145,700

Note payable, due in monthly installments of
$3,000, including interest at 8%, due December
1998, uncollateralized                                    51,400        78,400
                                                        --------      --------

                                                        $168,000      $224,100
                                                        ========      ========

Aggregate maturities on notes payable at June 30, 1997 are as follows:


        Three months ended September 30, 1997           $ 16,000
        Years ended September 30,
               1998                                       64,000
               1999                                       34,400
               2000                                       28,000
               2001                                       25,600
                                                        --------

                                                        $168,000
                                                        ========

The Company has a $50,000 line-of-credit (and overdraft protection) with a financial institution. The line-of-credit bears interest at prime plus 3.75% (total of 13.25% at June 30, 1997) and is uncollateralized. There was no outstanding balance on this line-of-credit at June 30, 1997 or September 30, 1996.


3. COMMITMENTS:
---------------

The Company leases office space and various equipment under the terms of non-cancelable operating leases. Total rent expense was $55,600 and $72,700 for the nine months ended June 30, 1997 and the year end September 30, 1996. Future minimum lease payments at June 30, 1997 are as follows:


        Three months ended September 30, 1997           $  8,600
        Years ended September 30,
               1998                                      112,800
               1999                                      116,900
               2000                                      113,800
               2001                                      108,000
               2002                                      108,000
        Thereafter                                         9,000
                                                        --------

                                                        $577,100
                                                        ========

4. INCOME TAXES:
----------------

The amounts which give rise to the net deferred tax asset and (liability) at June 30, 1997 and September 30, 1996, are as follows:

                                                    June 30,      September 30,
                                                      1997            1996
                                                   --------        --------

        Allowance for doubtful accounts            $ 30,100        $ 14,700
        Deferred revenue                            158,600         135,600
        Accrued compensation                         16,300          16,700
        Property and equipment                       (8,000)        (10,000)
        Software development costs                  (66,000)        (47,000)
                                                   --------        --------

               Net tax asset                        131,000         110,000
               Valuation allowance                 (131,000)       (110,000)
                                                   --------        --------

                                                   $  -            $  -
                                                   ========        ========


The provisions for income taxes for the nine months ended June 30, 1997, and the year ended September 30, 1996, differed from the amounts computed by applying U.S. Federal statutory tax rates to pre-tax income as follows:

                                                        June 30,   September 30,
                                                          1997          1996
                                                       ---------     ---------

Provision computed by applying the
  U.S. statutory rate (34%)                            $  26,600       126,000
Permanent differences                                      4,700        15,700
Net change in the valuation allowance
  due to changes in temporary differences                 10,000       (23,000)
State income tax, net of Federal benefit                   6,000        22,300
Effect of graduated tax rates                            (14,000)         --
Other                                                     (4,300)        2,000
                                                       ---------     ---------

                                                       $  29,000     $ 143,000
                                                       =========     =========


The provision for income taxes of $29,000 and $143,000 for the nine months ended June 30, 1997 and the year ended September 30, 1996 consists entirely of current tax expense. The Company did not record deferred income tax assets at June 30, 1997 or September 30, 1996, because these assets are not expected to be realizable when the Company starts filing a consolidated income tax return with its parent (see Note 5). The net decrease in the valuation allowance from September 30, 1995 to September 30, 1996 of $23,300 and the net increase from September 30, 1996 to June 30, 1997 of $21,000 were entirely due to the change in the net deferred tax assets. The entire net deferred tax assets had a 100% valuation allowance at each of those dates.

                           COMPUTER AGE DENTIST, INC.

                          NOTES TO FINANCIAL STATEMENTS



5. SUBSEQUENT EVENTS:
---------------------

On October 23, 1997, Medical Dynamics, Inc. (MEDY) acquired all of the outstanding capital stock of CADI and satisfied an obligation to a former stockholder of CADI for total consideration of $4,700,000. The transaction was effective as of October 1, 1997, at which time CADI began operating as a subsidiary of MEDY.

                             MEDICAL DYNAMICS, INC.

                    PRO FORMA COMBINED FINANCIAL INFORMATION


Effective October 1, 1997, Medical Dynamics, Inc. (the "Company") acquired all of the outstanding capital stock of Computer Age Dentist, Inc. (CADI) through a newly formed subsidiary. CADI, located in Santa Monica, California, is engaged in the design, sale, and support of practice management software for dental practices. The Company acquired all of the outstanding capital stock of CADI and satisfied an obligation to a former stockholder of CADI for total consideration of $4,700,000 which consisted of 1,600,000 restricted shares of the Company's common stock, $300,000 in cash, and three promissory notes totaling $400,000.

The accompanying unaudited pro forma combined balance sheet combines the June 30, 1997 balances sheets of the Company and CADI as if the acquisition had occurred on that date.

The accompanying unaudited pro forma combined statements of operations combine the operations of the Company and CADI for the year ended September 30, 1996, and the nine months ended June 30, 1997, as if the acquisition was completed as of the beginning of the periods presented under the purchase method of accounting based upon the assumptions as included in the notes to the pro forma statements.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this document.

                                                MEDICAL DYNAMICS, INC.

                                           PRO FORMA COMBINED BALANCE SHEET
                                                     JUNE 30, 1997
                                                      (UNAUDITED)

                                                                            Computer
                                                            Medical           Age
                                                           Dynamics,        Dentist,
                                                             Inc.             Inc.              Pro             Pro
                                                           June 30,         June 30,           Forma           Forma
                                                             1997             1997          Adjustments       Combined
                                                         -----------      -----------       -----------      -----------

                                                          ASSETS
                                                          ------
CURRENT ASSETS:
    Cash and equivalents                                 $ 1,028,900      $    51,100   (a) $  (300,000)     $   780,000
    Certificates of deposit                                   50,000              -                 -             50,000
    Receivables:
         Trade, less allowance for doubtful accounts         129,500          227,900               -            357,400
         Other                                                   -             31,200               -             31,200
    Inventories                                              406,000           20,600               -            426,600
    Prepaid expenses                                          24,400              -                 -             24,400
                                                         -----------      -----------       -----------      -----------
             Total current assets                          1,638,800          330,800          (300,000)       1,669,600
                                                         -----------      -----------       -----------      -----------

PROPERTY AND EQUIPMENT:
    Loaner equipment                                         337,700              -                 -            337,700
    Machinery and equipment                                  288,000           80,500               -            368,500
    Furniture and fixtures                                   267,700           67,800               -            335,500
    Leasehold improvements                                    54,500              -                 -             54,500
                                                         -----------      -----------        -----------     -----------
                                                             947,900          148,300               -          1,096,200
    Less accumulated depreciation                           (665,300)        (113,200)              -           (778,500)
                                                         -----------      -----------        -----------     -----------
         Property and equipment, net                         282,600           35,100               -            317,700
                                                         -----------      -----------        -----------     -----------

SOFTWARE DEVELOPMENT COSTS, net of
  accumulated amortization                                       -            165,600    (a)   2,809,400       2,975,000

OTHER ASSETS:
    Inventories                                              450,000              -                  -           450,000
    Patents, net of accumulated amortization                  66,400              -                  -            66,400
    Technical support contracts                                  -                -      (a)   1,484,500       1,484,500
    Goodwill                                                     -            115,000    (a)     487,700         602,700
    Other, net of accumulated amortization                    11,600          114,600                -           126,200
                                                         -----------      -----------        -----------     -----------
             Total other assets                              528,000          229,600          1,972,200       2,729,800
                                                         -----------      -----------        -----------     -----------

TOTAL ASSETS                                             $ 2,449,400      $   761,100        $ 4,481,600     $ 7,692,100
                                                         ===========      ===========        ===========     ===========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
                                        ------------------------------------
CURRENT LIABILITIES:
    Current portion of notes payable                     $       -        $    64,000    (a) $   400,000     $   464,000
    Accounts payable                                         196,700           89,200                -           285,900
    Accrued income taxes                                         -            109,000                -           109,000
    Accrued expenses                                          36,100           80,900                -           117,000
    Accrued royalties                                         90,000              -                  -            90,000
    Unearned revenue                                             -            395,600                -           395,600
    Warranty reserve                                          15,000              -                  -            15,000
                                                         -----------      -----------        -----------     -----------
             Total current liabilities                       337,800          738,700            400,000       1,476,500
                                                         -----------      -----------        -----------     -----------

NOTES PAYABLE                                                    -            104,000                -           104,000

STOCKHOLDERS' EQUITY:
    Preferred stock                                              -                -                  -               -
    Common stock                                               7,700           20,400     (a)    (18,900)          9,200
    Additional paid-in capital                            18,742,500              -       (a)  3,998,500      22,741,000
    Accumulated deficit                                  (16,638,600)        (102,000)           102,000     (16,638,600)
                                                         -----------      -----------        -----------     -----------
             Total stockholders' equity (deficit)          2,111,600          (81,600)         4,081,600       6,111,600
                                                         -----------      -----------        -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 2,449,400      $   761,100        $ 4,481,600     $ 7,692,100
                                                         ===========      ===========        ===========     ===========


                                                         2




                                               MEDICAL DYNAMICS, INC.

                                     PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                           NINE MONTHS ENDED JUNE 30, 1997
                                                    (UNAUDITED)



                                                                         Computer
                                                        Medical            Age
                                                       Dynamics,         Dentist,
                                                         Inc.              Inc.               Pro               Pro
                                                       June 30,          June 30,            Forma             Forma
                                                        1997               1997           Adjustments         Combined
                                                    -----------        -----------        -----------        -----------

NET REVENUES                                        $   713,900        $ 2,135,700        $      --          $ 2,849,600

    Cost of goods sold                                  582,600            782,900     (b)    301,000          1,666,500
                                                    -----------        -----------        -----------        -----------

GROSS PROFIT                                            131,300          1,352,800           (301,000)         1,183,100

OTHER OPERATING REVENUE                                  17,600               --                 --               17,600

OPERATING EXPENSES:
    Selling, general and administrative                 807,700          1,196,400               --            2,004,100
    Depreciation and amortization                       116,300             70,900     (c)    222,700            430,200
                                                           --                 --       (d)     20,300               --
    Royalties                                            90,600               --                 --               90,600
    Research and development                            132,700               --                 --              132,700
                                                    -----------        -----------        -----------        -----------
         Total operating expenses                     1,147,300          1,267,300            243,000          2,657,600

INCOME (LOSS) FROM OPERATIONS                          (998,400)            85,500           (544,000)        (1,456,900)

OTHER INCOME (EXPENSE):
    Other income                                         41,500               --                 --               41,500
    Interest income                                      42,400               --       (e)   (11,300)            31,100
    Interest expense                                       (600)            (6,800)    (f)   (24,000)           (31,400)
                                                    -----------        -----------        -----------        -----------
             Total other income (expense)                83,300             (6,800)           (35,300)            41,200

INCOME (LOSS) BEFORE INCOME TAXES                      (915,100)            78,700           (579,300)        (1,415,700)

PROVISION FOR INCOME TAXES                                 --              (29,000)    (g)     29,000               --
                                                    -----------        -----------        -----------        -----------

NET INCOME (LOSS)                                   $  (915,100)       $    49,700        $  (550,300)       $(1,415,700)
                                                    ===========        ===========        ===========        ===========






                                                            3




                                                 MEDICAL DYNAMICS, INC.

                                     PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                            YEAR ENDED SEPTEMBER 30, 1996
                                                       (UNAUDITED)



                                                                      Computer
                                                    Medical              Age
                                                   Dynamics,          Dentist,
                                                      Inc.              Inc.               Pro               Pro
                                                  September 30,     September 30,         Forma             Forma
                                                     1996               1996           Adjustments         Combined
                                                 -----------        -----------        -----------        -----------

NET REVENUES                                     $   667,800        $ 2,737,300        $      --          $ 3,405,100

Cost of goods sold                                   652,300            948,400     (b)    401,300          2,002,000
                                                 -----------        -----------        -----------        -----------

GROSS PROFIT                                          15,500          1,788,900           (401,300)         1,403,100

OTHER OPERATING REVENUE                              102,800               --                 --              102,800

OPERATING EXPENSES:
    Selling, general and administrative              878,300          1,384,700               --            2,263,000
    Fair value of stock options                      405,000               --                 --              405,000
    Research and development                         206,900               --                 --              206,900
    Depreciation and amortization                    207,600             29,400     (c)    296,900            560,900
                                                        --                 --       (d)     27,000               --
    Royalties - related party                        120,000               --                 --              120,000
    Provision for obsolete inventory                  87,300               --                 --               87,300
                                                 -----------        -----------        -----------        -----------
         Total operating expenses                  1,905,100          1,414,100            323,900          3,643,100

INCOME (LOSS) FROM OPERATIONS                     (1,786,800)           374,800           (725,200)        (2,137,200)

OTHER INCOME (EXPENSE):
    Gain on sale of equipment                          7,400               --                 --                7,400
    Interest income                                   39,000               --       (e)    (15,000)            24,000
    Interest expense                                  (1,400)           (21,200)    (f)    (32,000)           (54,600)
                                                 -----------        -----------        -----------        -----------
             Total other income (expense)             45,000            (21,200)           (47,000)           (23,200)

INCOME (LOSS) BEFORE INCOME TAXES                 (1,741,800)           353,600           (772,200)        (2,160,400)

PROVISION FOR INCOME TAXES                              --             (143,000)    (g)    143,000               --
                                                 -----------        -----------        -----------        -----------

NET INCOME (LOSS)                                $(1,741,800)       $   210,600        $  (629,200)       $(2,160,400)
                                                 ===========        ===========        ===========        ===========





                                                         4

                           MEDICAL DYNAMICS, INC. AND
                           COMPUTER AGE DENTIST, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


(a) To reflect the acquisition of CADI in a purchase transaction where the Company acquired 100% of the capital stock of CADI and satisfied an obligation to a former stockholder of CADI for total consideration of $4,700,000, which consisted of $300,000 in cash, notes payable totaling $400,000, and 1,600,000 shares of the Company's common stock, valued at $4,000,000. $2,809,400 of the purchase price was allocated to software development costs, $1,484,500 was allocated to support contracts, and $406,100 was allocated to goodwill pursuant to an independent valuation report prepared in conjunction with this acquisition.

(b) To reflect the amortization of software development costs over an estimated useful life of 7 years.

(c) To reflect the amortization of technical support contracts over an estimated useful life of 5 years.

(d) To reflect the amortization of goodwill over an estimated useful life of 15 years.

(e) To reflect a decrease in interest income as a result of a $300,000 lower cash balance. Assumed interest rate was 5%.

(f) To reflect interest expense on the $400,000 of notes payable. The interest rate on the notes is 8%.

(g) To reduce CADI's provision for income taxes because the Company had sufficient net operating losses to offset CADI's taxable income.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MEDICAL DYNAMICS, INC.



November 13, 1997                          By: /s/  VAN A. HORSLEY
                                              ---------------------------------
                                              Van A. Horsley, President